Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-4 of Canopius Holding Bermuda Limited of our report dated August 30, 2012 relating to the financial statements and financial statement schedules of Canopius Holdings Bermuda Limited, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Hamilton, Bermuda

August 30, 2012